As filed with the Securities and Exchange Commission on January 21, 1999.
                      Registration No. 333- 52103







            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549


                      Post-Effective
                      Amendment No. 1
                            to

                         Form S-8
                  REGISTRATION STATEMENT
                           UNDER
                THE SECURITIES ACT OF 1933


               AMERICAN GENERAL CORPORATION
  (Exact Name of Registrant as Specified in its Charter)

            Texas                    74-0483432
   (State of Incorporation)     (I.R.S. Employer
                                Identification No.)

  2929 Allen Parkway, Houston, Texas    77019
  (Address of Principal Executive Offices)(Zip Code)


               AMERICAN GENERAL CORPORATION
                DEFERRED COMPENSATION PLAN
                 (Full Title of the Plan)

                    Mark S. Berg, Esq.
       Executive Vice President and General Counsel
         2929 Allen Parkway, Houston, Texas 77019
                      (713) 522-1111
(Name, Address, and Telephone Number (including Area Code)
                   of Agent for Service)








                         PART I

  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


  The documents containing the information specified in this Part I will be sent or given to employees of the Registrant who are eligible to participate in the American
General Corporation Deferred Compensation Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended ("Securities Act").


                          PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

    This registration statement incorporates herein by reference the following documents which have been filed (File
No. 1-7981) with the Securities and Exchange Commission (the
"Commission") by American General Corporation (the
"Registrant") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"):


1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

2.  The Registrant's Proxy Statement relating to the
    Registrant's 1998 annual meeting of shareholders.

3.  The Registrant's Current Reports on Form 8-K dated
    January 26, January 27, February 18, February 25, and
    December 16, 1998.

4. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-B dated June 25, 1980, as amended by Amendment No. 1 on
    Form 8 dated December 22, 1983.

5. The description of the Registrant's Preferred Share
    Purchase Rights contained in the Registration Statement on Form 8-A dated July 31, 1989, as amended by Amendment No. 1 on Form 8 dated August 7, 1989.

6. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the termination of the offering of the securities offered hereby.

    Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

    The Deferred Compensation Obligations registered hereunder (the "Obligations") are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan, which is filed as
Exhibit 4.4 and Exhibit 4.4(a) to this Registration
Statement. Such Exhibits set forth a description of the Obligations and are incorporated herein by reference in their entirety in response to this Item 4., pursuant to Rule 411(b)(3) under the Securities Act of 1933.

Item 5.  Interests of Named Experts and Counsel.

    The validity of the securities issuable pursuant to the Plan has been passed upon by Susan A. Jacobs, who is Senior
Vice President, Deputy General Counsel and Corporate
Secretary of the Registrant.  Ms. Jacobs is a
 participant in the Plan as of the filing date of this Registration
Statement.

Item 6.  Indemnification of Directors and Officers.

    Article 2.02-1 of the Texas Business Corporation Act contains detailed provisions with respect to indemnification of directors and officers of a Texas corporation against reasonable expenses actually incurred in connection with certain legal proceedings.

     Article VI of the Registrant's Bylaws sets forth certain rights of the Registrant's officers and directors to indemnification. The Registrant's Bylaws, as in effect on the date hereof, are incorporated by reference herein as
Exhibit 4.3.

    The Registrant's Restated Articles of Incorporation provide that, with certain specified exceptions, a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director. Reference is made to the Registrant's Restated Articles of Incorporation filed as
Exhibit 4.1 hereto.

    The Registrant has placed in effect insurance coverage which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned bylaw provisions or otherwise, and (b) to insure the officers and directors of the Registrant and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
Number                   Description

4.1 Restated Articles of Incorporation of the Registrant
    (including Statement of Resolution Establishing
    Series of Shares of Series A Junior Participating
    Preferred Stock) (incorporated by reference to
    Exhibit 4.1 to Registration Statement No. 33-33115 filed by the Registrant).

*4.2   Articles of Amendment to the Restated Articles of
       Incorporation of the Registrant.

**4.3  Amended and Restated Bylaws of the Registrant.

*4.4   American General Corporation Deferred Compensation
       Plan.

**4.4(a) Form of First Amendment to American General
         Corporation Deferred Compensation Plan.

Exhibit
Number              Description

4.5 Statement of Resolution Establishing Series of Shares of Series A Cumulative Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 4(b) to Registration Statement No. 333-00513 filed by the Registrant).

4.6 Form of Statement of Resolutions Establishing Series of Shares of 7% Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 4(d) to Registration Statement No. 333-00513 filed by the Registrant).

4.7      Specimen Stock Certificate for the Registrant's
         Common Stock (incorporated by reference to Exhibit 4 to Form 8-B filed by the Registrant on June 26,
         1980).

4.8      Junior Subordinated Indenture, dated as of May 15,
         1995, between the Registrant and Chemical Bank, as Trustee, relating to the Registrant's 6% Series A
         Convertible Junior Subordinated Debentures
         (incorporated by reference to Exhibit 4(g) to Registration Statement No. 333-00513 filed by the
         Registrant).

4.9 Rights Agreement dated as of July 27, 1989, as amended by the First Amendment thereto dated as of October 26, 1992, by and between the Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, and to Exhibit 19 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992, respectively).

4.10 Terms of the 6% Convertible Monthly Income Preferred Securities, Series A, of American General Delaware, L.L.C. (incorporated by reference to Exhibit 4(i) to Registration Statement No. 333-00513 filed by the Registrant).

4.11     Guarantee of the Registrant with respect to the 6%
         Convertible Monthly Income Preferred Securities,
         Series A, of American General Delaware, L.L.C.
         (incorporated by reference to Exhibit 4(j) to Registration Statement No. 333-00513 filed by the
         Registrant).

4.12     Resolutions Establishing the Registrant's 6% Series A
         Convertible Junior Subordinated Debentures
         (incorporated by reference to Exhibit 4(k) to Registration Statement No. 333-00513 filed by the
         Registrant).

5 Opinion of Susan A. Jacobs, Deputy General Counsel of the Registrant.

*23.1 Consent of Susan A. Jacobs, Deputy General Counsel of American General (contained in opinion in Exhibit 5).

*23.2    Consent of Ernst & Young L.L.P., Independent
         Auditors.

*24      Powers of Attorney.


* Previously Filed
** Filed Herewith

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)   To include any prospectus required by section
            10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the bylaws and other provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, as of January 21, 1999.

                   AMERICAN GENERAL CORPORATION


                 By:    /s/ ELLEN H. MASTERSON
                 Name:  Ellen H. Masterson
                 Title: Senior Vice President
                        and Chief Financial Officer

  Pursuant to the requirement of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature             Title                    Date



      *              Chairman, Chief      January 21, 1999
(Robert M. Devlin)   Executive Officer
                     and Director (Principal
                     Executive Officer)



/s/ELLEN H. MASTERSON Senior Vice         January 21, 1999
(Ellen H. Masterson)  President and Chief
                      Financial Officer
                      (Principal Financial
                      Officer)



/s/PAMELA J. PENNY    Vice President and  January 21, 1999
(Pamela J. Penny)     Controller
                      (Principal Accounting
                      Officer)



       *              Director            January 21, 1999
(J. Evans Attwell)




       *              Director            January 21, 1999
(Brady F. Carruth)




       *              Director            January 21, 1999
(W. Lipscomb Davis, Jr.)




        *             Director            January 21, 1999
(J. Edward Easler II)




        *             Director            January 21, 1999
(Larry D. Horner)




        *             Director            January 21, 1999
(Richard J.V. Johnson)




        *             Director            January 21, 1999
(Michael E. Murphy)




        *             Director            January 21, 1999
(Jon P. Newton)




        *             Director            January 21, 1999
(Robert Smittcamp)




        *             Director            January 21, 1999
(Anne M. Tatlock)





                      Director            _________, 1999
(Michael J. Poulos)




  By:/s/ELLEN H. MASTERSON
     Ellen H. Masterson
     Attorney-in-Fact

          INDEX TO EXHIBITS

Exhibit
Number  Description

4.1  Restated Articles of Incorporation of the Registrant
     (including Statement of Resolution Establishing
     Seriesof Shares of Series A Junior Participating
     Preferred Stock) (incorporated by reference to Exhibit
     4.1 to Registration Statement No. 33-33115 filed by the Registrant).

4.2  Articles of Amendment to the Restated Articles of
     Incorporation of the Registrant.

**4.3 Amended and Restated Bylaws of the Registrant

*4.4 American General Corporation Deferred Compensation
     Plan.

**4.4(a) First Amendment to American General Corporation
         Deferred Compensation Plan.

4.5 Statement of Resolution Establishing Series of Shares of Series A Cumulative Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 4(b) to Registration Statement No. 333-00513 filed by the Registrant).

4.6 Form of Statement of Resolutions Establishing Series of Shares of 7% Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 4(d) to Registration Statement No. 333-00513 filed by the Registrant).

4.7      Specimen Stock Certificate for the Registrant's
         Common Stock (incorporated by reference to Exhibit 4 to Form 8-B filed by the Registrant on June 26,
         1980).

4.8      Junior Subordinated Indenture, dated as of May 15,
         1995, between the Registrant and Chemical Bank, as Trustee, relating to the Registrant's 6% Series A
         Convertible Junior Subordinated Debentures
         (incorporated by reference to Exhibit 4(g) to Registration Statement No. 333-00513 filed by the
         Registrant).

4.9 Rights Agreement dated as of July 27, 1989, as amended by the First Amendment thereto dated as of October 26, 1992, by and between the Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, and to Exhibit 19 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992, respectively).

4.10 Terms of the 6% Convertible Monthly Income Preferred Securities, Series A, of American General Delaware, L.L.C. (incorporated by reference to Exhibit 4(i) to Registration Statement No. 333-00513 filed by the Registrant).

4.11     Guarantee of the Registrant with respect to the 6%
         Convertible Monthly Income Preferred Securities,
         Series A, of American General Delaware, L.L.C.
         (incorporated by reference to Exhibit 4(j) to Registration Statement No. 333-00513 filed by the
         Registrant).

4.12     Resolutions Establishing the Registrant's 6% Series A
         Convertible Junior Subordinated Debentures
         (incorporated by reference to Exhibit 4(k) to Registration Statement No. 333-00513 filed by the
         Registrant).

5 Opinion of Susan A. Jacobs, Deputy General Counsel of the Registrant.

*23.1 Consent of Susan A. Jacobs, Deputy General Counsel of American General (contained in opinion in Exhibit 5).

*23.2    Consent of Ernst & Young L.L.P., Independent
         Auditors.

*24      Powers of Attorney.



* Previously Filed
** Filed Herewith